Exhibit 10.1
EXECUTION VERSION

STOCK PURCHASE AGREEMENT
By and Between
BRIGHT HORIZONS FAMILY SOLUTIONS INC.
and
DURABLE CAPITAL MASTER FUND LP
Dated as of April 19, 2020

Table of Contents
(continued)

		Page
5.11	Severability	19
5.12	Replacement of Shares	19
5.13	Remedies	19
5.14	Construction	19
5.15	WAIVER OF JURY TRIAL	20

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is dated as of April 19, 2020, between Bright Horizons Family Solutions Inc., a Delaware corporation (the “Company”), and Durable Capital Master Fund LP (including its successors and assigns, the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 2,138,580 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate price of $250,000,002, as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Counsel” means Morgan, Lewis & Bockius LLP, with offices located at One Federal Street, Boston, MA 02110.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Price Per Share” means $116.90.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Registrable Shares” means the Shares issued to the Purchaser at the Closing, including, any shares of Common Stock paid, issued or distributed in respect of any such Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or issued in exchange for or in replacement of the Shares, or otherwise, but excluding all other shares of Common Stock acquired prior to or after the Closing Date; provided, however, that Shares will not be “Registrable Shares” (A) after the Shares have been sold pursuant to an effective registration statement or in compliance with Rule 144 or other exemptions from registration or (B) when such Shares, in the opinion of Company Counsel, are eligible for resale pursuant to Rule 144(b)(1)(i), such that the Shares can be resold by the Purchaser as a non-affiliate that has held such securities for at least one year.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Significant Subsidiary” has the meaning set forth for such term in Section 405 of the Securities Act.
“Subscription Amount” means $250,000,002.
“Trading Day” means a day on which the Trading Market is open for trading.
“Trading Market” means the New York Stock Exchange.
“Transfer Agent” means Equiniti Trust Company.

ARTICLE II
PURCHASE AND SALE
2.1    Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Purchaser will purchase, 2,138,580 shares of Common Stock (the “Shares”) at the Price Per Share (the “Closing”). Subject to the conditions set forth in this Article II, the Closing will be held on the Closing Date (as defined below) at the offices of Company Counsel, or at such other time and place (including electronic exchange of signatures) as shall be agreed upon by the Company and the Purchaser.

2.2    Payment. At the Closing, the Purchaser shall deliver to the Company via wire transfer of immediately available funds, in accordance with wire instructions provided to the Purchaser by the Company, the Subscription Amount and the Company shall deliver to the Purchaser the Shares, and the Company shall instruct the Transfer Agent to register such issuance at the time of such issuance.
2.3    Closing Date. The Closing will take place on the Trading Day on which all of the documents to be delivered pursuant to Section 2.4 below have been executed and delivered by the applicable parties thereto, and all conditions precedent to the applicable parties’ obligations hereunder as set forth in Section 2.5 below, have been satisfied or waived, but in no event later than the third Trading Day following the date of this Agreement (the “Closing Date”).
2.4    Closing Deliverables.
(a)    Company Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)    this Agreement duly executed by the Company;
(ii)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, via book entry to the applicable balance account, the Shares registered in the name of the Purchaser;
(iii)    a compliance certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (i), (ii), and (iv) of Section 2.5(b) have been satisfied;
(iv)    a certificate of the Company’s Secretary certifying as to (A) the Company’s certificate of incorporation and bylaws, (B) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (C) good standing certificates with respect to the Company from the applicable authority in Delaware; and
(v)    such other information, certificates and documents as the Purchaser may reasonably request.
(b)    Purchaser Deliverables. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)    this Agreement duly executed by the Purchaser; and
(ii)    the Subscription Amount by wire transfer to the account(s) specified by the Company.
2.5    Closing Conditions.
(a)    Conditions Precedent to each Party’s Obligations. The obligations of the Company and the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)    no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or the Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

(b)    Conditions Precedent to the Purchaser’s Obligations. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);
(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;
(iv)    there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; and
(v)    from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any market or exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.
(c)    Conditions Precedent to the Company’s Obligations. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)    all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and
(iii)    the delivery by the Purchaser of the items set forth in Section 2.4(b) of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a)    Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the SEC Reports (as defined below). The Company is not in violation nor default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets (including intangible assets), business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Significant Subsidiary of the Company (x) is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the SEC Reports (as defined below) and (y) is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect.
(b)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(c)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(d)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: the notice and/or application(s) to the Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).
(e)    Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in this Agreement.
(f)    Capitalization. The authorized capital of the Company consists of: (i) 475,000,000 shares of Common Stock of which, as of December 31, 2019, (x) 58,177,350 shares were issued and outstanding and (y) 5,467,684 shares were reserved for issuance pursuant to the Company’s stock incentive plans, of which (1) 2,522,674 shares were issuable upon the exercise of stock options outstanding, (2) 45,647 shares were issuable upon the vesting of performance restricted stock units on the date hereof, and (3) 2,899,363 shares were available for grant under the Company’s stock incentive plans, and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date of this Agreement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Shares or as set forth in SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except as set forth in SEC Reports, there are no stockholders agreements, voting agreements or other agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(g)    SEC Filings; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2018 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied in all material respects with the requirements of the Securities Act and did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not, when filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (the registration statements, amendments and prospectuses referred to in this section, together with the SEC Reports, the “SEC Filings”). As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the Commission staff with respect to any of the SEC Filings. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date hereof, there are no disagreements between the Company and its independent accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure relating to the Company’s audit or otherwise that, if not resolved to the satisfaction of the accounting firm, would result in the accounting firm referencing such disagreement in its audit report for such fiscal year.
(h)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as publicly disclosed by the Company at least two (2) Trading Days prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to an existing Company stock incentive plan, and (v) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, or operations of the Company from that reflected in the latest financial statements contained in the SEC Reports except changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company does not have pending before the Commission any request for confidential treatment of information. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i)    Compliance. The Company and each of its Significant Subsidiaries is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
(j)    Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.
(k)    Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.
(l)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(m)    Registration Rights. Except as set forth in SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(n)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed for trading on the Trading Market under the symbol “BFAM.” The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received any notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Trading Market.
(o)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
(p)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Trading Market.
(q)    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.
(r)    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
(s)    Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(t)    Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.
(u)    Money Laundering. The operations of the Company are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
3.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (unless as of a specific date therein):
(a)    Organization; Authority. The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. If the Purchaser is a corporation, trust, partnership or other entity that is not an individual person, it has not been organized for the specific purpose of purchasing the Shares and is not prohibited from doing so.
(b)    Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)    Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
(d)    Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser and its representatives have (i) had the opportunity to ask questions of and receive answers from the Company directly and review the Company’s filings with the Commission and (ii) conducted and completed their own independent due diligence with respect to the transactions contemplated hereby. Based on such information as the Purchaser has deemed appropriate, the Purchaser has independently made its own judgment concerning the Company and its businesses, operations and prospects and analysis and decision to enter into this Agreement and the transactions contemplated hereby. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated hereby, the Shares and the business, condition (financial and otherwise), management, operations and properties of the Company, including all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3.1 above. The Purchaser understands that its purchase of the Shares involves a high degree of risk.
(e)    Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares. The Purchaser is making this acquisition “solely for the purpose of investment,” as that term is defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (including but not limited to 16 C.F.R. § 801.1(i)(1)); in particular, the Purchaser (including all of its subsidiaries and Affiliates) has no intention of participating in the formulation, determination, or direction of the basic business decisions of the Company.

(f)    General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other general solicitation or general advertisement.
(g)    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received terms (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
(h)    No Legal Advice From the Company. The Purchaser acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
(i)    Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.
(j)    Ownership. Assuming the accuracy of the Company’s representations and warranties set forth in Section 3.1(f), the Purchaser will not own more than 19.9% of the Common Stock immediately following the Closing.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Transfer Restrictions.
(a)    The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)    The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate evidencing the Shares in the following form:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.
(c)    Certificates evidencing the Shares shall not be required to contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following a sale of the Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).
(d)    The Company agrees that following such time as the legend is no longer required under Section 4.1(c), it will, no later than three Trading Days following the delivery by the Purchaser to the Transfer Agent of a (i) certificate representing Shares issued with a restrictive legend if such Shares are certificated, or (ii) written notice requesting the removal of any restrictive legend from the entry in the applicable balance account evidencing such Shares, as the case may be, deliver or cause to be delivered to the Purchaser such Shares, free from all restrictive and other legends, by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.
(e)    The Purchaser agrees with the Company that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2    Furnishing of Information. Until the time that the Purchaser does not own any Registrable Shares, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
4.3    Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under this Agreement, including, without limitation, its obligation to issue the Shares pursuant to this Agreement, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
4.4    Integration. The Purchaser understands that the Company may issue additional securities after the date hereof; provided, however, that the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
4.5    Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided that this Section 4.5 shall not in any way restrict or impair the obligations of the Company or the Purchaser to respond to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Purchaser or the Company, respectively; provided, further, that only to the extent that the responding party is in possession of confidential information of the other party at such time, the responding party shall inform the other party in writing as soon as reasonably practicable following receipt of a request for such examination, demand, request, or reporting requirement.
4.6    Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement among the Company and the Purchaser.

4.7    Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes and shall not use such proceeds for: (a) the redemption of any Common Stock or Common Stock Equivalents, (b) the settlement of any outstanding litigation or (c) in violation of the Money Laundering Laws or OFAC regulations.
4.8    Listing of Common Stock. The Company shall have submitted a Supplemental Listing Application to the Trading Market and shall have received no objection thereto. The Company shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.
4.9    Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.5.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K as described in Section 4.5, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement. The Company agrees that it will include any material non-public information that Purchaser or its representatives have received in connection with this Agreement in its public disclosures in either its next public earnings release or earnings call following the Closing Date (the “Earnings Release”). Promptly after the Earnings Release is made publicly available, the Company will confirm to Purchaser in writing (which may be by email) that the Earnings Release has cleansed Purchaser of any such material non-public information.
4.10    Registration Rights. The Company covenants and agrees as follows:
(a)    Within 90 days following the Closing (the “Filing Deadline”), or such earlier time as the Company in its sole discretion may agree in writing, the Company shall file a prospectus supplement or a registration statement (the “Registration Statement”) to register the resale of the Registrable Shares on a Form S-3 registration statement, or Form S-1 registration statement if the Company is not eligible to use Form S-3, under the Securities Act and shall use commercially reasonable efforts to have such Registration Statement declared effective as soon as practicable, and in no event later than five (5) days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such registration statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated. The Company shall notify the Purchaser by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any such Registration Statement is declared effective. If a Registration Statement covering the Registrable Shares is not effective on or prior to the Filing Deadline, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 0.5% of the Subscription Amount for each full month or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is effective with respect to the Registrable Shares. Such payments shall constitute the Purchaser’s exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief. Such payments shall be made to Purchaser in cash no later than five (5) business days after the end of each 30-day period. Notwithstanding anything to the contrary herein, the aggregate amount of liquidated damages due hereunder to the Purchaser shall not exceed six percent (6.0%) of the Subscription Amount.
(b)    The Purchaser shall provide any information reasonably requested by the Company to be included in such registration statement. The Company shall maintain the effectiveness of such registration statement for a period to terminate upon the earliest of (i) three (3) years following the effectiveness of such registration statement, (ii) the date on which all Registrable Shares covered by such registration statement have been sold and (iii) the date on which all such Registrable Shares covered by such registration statement may be sold pursuant to Rule 144(b)(1)(i), such that all of the Shares can be resold by the Purchaser as a non-affiliate that has held such securities for at least one year.

(c)    All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 4.10, including all registration, filing and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All (i) underwriting discounts and selling commissions, but only to the extent that the Purchaser intends to distribute the Registrable Shares by means of an underwriting, (ii) fees and disbursements of counsel for the Purchaser and (iii) transfer taxes incurred in connection with the sale of any Shares by the Purchaser (collectively “Selling Expenses”) shall be borne by the Purchaser. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations pursuant to this Section 4.10.
(d)    To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, and its partners, members, officers and directors (collectively, “Purchaser Indemnified Parties”), against any loss, damage, claim or liability (joint or several) insofar as such loss, damage, claim or liability arises out of and is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company registering the resale of the Registrable Shares, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) an omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 4.10(d) shall not apply (i) to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, (ii) any Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Purchaser Indemnified Party expressly for use in connection with such registration or (iii) to the extent it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that any Purchaser Indemnified Party is not entitled to indemnification hereunder. In no event shall the liability of the Company (inclusive of amounts contributed clause (g) below) be greater in amount than the Subscription Amount.
(e)    To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company and its partners, members, officers and directors (collectively, “Company Indemnified Parties”), against any loss, damage, claim or liability (joint or several) insofar as such loss, damage, claim or liability arises out of and is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company registering the resale of the Registrable Shares, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) an omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case, only to the extent such untrue statement or omission is contained in any information furnished to the Company by the Purchaser specifically for inclusion in such registration statement; provided, however, that the indemnity agreement contained in this Section 4.10(e) shall not apply (i) to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, or (ii) to the extent it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that any Company Indemnified Party is not entitled to indemnification hereunder. In no event shall the liability of the Purchaser (inclusive of amounts contributed clause (g) below) be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Purchaser in connection with any claim relating to this Section 4.10 and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Shares included in the registration statement giving rise to such indemnification obligation.

(f)    Any person entitled to indemnification pursuant to this Section 4.10 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(g)    If for any reason the indemnification provided for in this Section 4.10 is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1    Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Investor for the reasonable, documented fees and expenses of counsel for the Purchaser in an amount not to exceed $50,000. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

5.2    Entire Agreement. This Agreement, together with the exhibits and schedules hereto and that certain Confidentiality Agreement, dated as of April 16, 2020, by and between the Company and the Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
5.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
5.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Purchaser.”
5.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
5.8    Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9    Survival. Notwithstanding any investigation made by any party to this Agreement, the representations and warranties contained herein shall survive the Closing and the delivery of the Shares.
5.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.12    Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.
5.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.14    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.15    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.	Address for Notice: 200 Talcott Avenue Watertown, MA 02472
By: /s/ Elizabeth J. Boland Name: Elizabeth J. Boland Title: Chief Financial Officer With a copy to (which shall not constitute notice):	Fax: 617-673-8629
Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 Attn: Laurie A. Cerveny, Esq. Bryan S. Keighery, Esq. Fax: (617) 341-7701

DURABLE CAPITAL MASTER FUND LP By: Durable Capital Partners LP, its investment adviser	Address for Notice: c/o Durable Capital Partners LP 5425 Wisconsin Avenue, Suite 802 Chevy Chase, MD 20815 Attn: Julie Jack, General Counsel
By: /s/ Michael Blandino Name: Michael Blandino Title: Authorized Person With a copy to (which shall not constitute notice):	Email: legalnotices@durablecap.com
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, MD 21209-3600
Attn: Jason Harmon, Esq.
Fax: (301) 580-3001

DLA Piper LLP (US)
11911 Freedom Drive
Suite 300
Reston, VA 20190
Attn: Matt VanderGoot, Esq.
Fax: (703) 773-5000

[Bright Horizons Family Solutions - Signature Page to Stock Purchase Agreement]